Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-201704, 333-201705, 333-225995, 333-233349, 333-281827, 333-282172 on Form S-3 and Registration Statement Nos. 333-131880, 333-168763, 333-175460, 333-182546, 333-198391, 333-213714, 333-228981 and 333-261598 on Form S-8 of our report dated March 31, 2025, relating to the financial statements of Brainstorm Cell Therapeutics Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 31, 2025